UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

VITESSE SEMICONDUCTOR CORPORATION
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano
Camarillo, California 93012
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 26, 2012, Vitesse Semiconductor Corporation held its 2012 annual meeting of stockholders in Westlake Village, California.  At the annual meeting, there were 24,487,978 shares entitled to vote, and 22,524,637 shares (91.98%) were represented at the meeting in person or by proxy.

Immediately following the annual meeting, our board of directors was comprised of Christopher R. Gardner, Steven P. Hanson, James H. Hugar, G. Grant Lyon, Edward Rogas, Jr. and G. William LaRosa, all of whom were elected by a plurality of the votes.

Also at the annual meeting, our stockholders voted for approval of the compensation of our executive officers, voted for the frequency of an advisory vote on executive compensation to be one year, and voted to ratify the selection of BDO USA, LLC as our independent registered public accounting firm for the fiscal year ending September 30, 2012.  The Board of Directors has resolved to include in our proxy materials a stockholder vote on the compensation of our executive officers every year.  The following summarizes vote results for those matters submitted to our stockholders for action at the Annual Meeting:

1.
Proposal to elect Christopher R. Gardner, Steven P. Hanson, James H. Hugar, G. Grant Lyon, Edward Rogas, Jr. and G. William LaRosa as directors to hold office until the 2013 annual meeting or until their successors are elected and qualified.

Name	For	Withhold	Broker Non-Votes
Christopher R. Gardner	9,829,965	2,544,377	10,150,295
Steven P. Hanson	9,815,441	2,558,901	10,150,295
James H. Hugar	9,817,991	2,556,351	10,150,295
G. Grant Lyon	8,644,275	3,730,067	10,150,295
Edward Rogas, Jr.	8,626,486	3,747,856	10,150,295
G. William LaRosa	9,797,499	2,576,843	10,150,295

2.	Proposal to approve, through an advisory vote, the compensation of our executive officers.

For	Against	Abstain	Broker Non-Votes
10,913,872	1,369,807	90,663	10,150,295

3.	Proposal to approve, through an advisory vote, an annual frequency for the advisory vote on approval of the compensation of our executive officers.

Votes For 1-year Frequency	Votes for 2-year Frequency	Votes for 3-year Frequency	Abstained
12,183,777	34,697	119,538	36,330

4.	Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012.

For	Against	Abstain
22,320,623	143,895	60,119

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITESSE SEMICONDUCTOR CORPORATION

Date: January 30, 2012	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer